Investor Information May - June 2023 Exhibit 99.1

2 Table of contents Topic Page # Profile and Strategy 3-10 Asset / Liability Management 11-18 Fees & Expenses 19-25 Business Segment Highlights 26-30 Loans & Deposits 31-38 Capital, Debt & Liquidity 39-42 Technology & Continuous Improvement 43-46 Credit 47-57 Near-Term Expectations 58 Environmental, Social & Governance 59-60 LIBOR Transition 61 Bolt-on Acquisitions 62 Appendix & Forward Looking Statements 63-78

3 Line of business coverage Alabama – 189 Georgia – 116 Iowa – 5 Mississippi – 101 South Carolina – 18 Arkansas – 58 Illinois – 41 Kentucky – 10 Missouri – 51 Tennessee – 200 Florida – 274 Indiana – 41 Louisiana – 83 North Carolina – 7 Texas – 90 Ranked 20th in the U.S. in total deposits(1) Branch locations by state(2) Our banking franchise Birmingham, Alabama (1) Source: S&P Capital IQ as of 6/30/2022; pro-forma for announced M&A transactions as of 04/24/2023. The green shaded states represent Regions' 15-state branch footprint. (2) Total branches as of 03/31/2023. First Sterling Ascentium Business Capital Capital Markets Commercial Banking Corporate Banking Equipment Finance Government/Institutional Institutional Services Private Wealth Real Estate Specialized Industries EnerBank

4 CCAR Loan Loss Rate Profile evolution Improved Credit Risk Profile Continuous Improvement Proactive Interest Rate Hedging Exited Non-Core Business Strategic M&A Top Quartile Profitability $24 $8 2008 2022 Investor CRE ($ in billions) 8.1% 6.9% 2012 2022 Customer Journeys Organization Simplification Revenue Growth Efficiency Improvements ~640 bps Improvement in efficiency ratio 2017 to 2022 • Hedge program introduced in 2017/2018 to protect NIM against falling interest rates ◦ Highly effective; cumulative NII contribution through 12/31/22 of ~$900M • New actions taken in 2022 and 2023 to protect NIM if rates decrease in the future 9.0% 24.1% 2015 RF ROATCE Indirect Auto 2012 2018 2019 2022 2022 Peers(1) (1) Source: S&P Capital IQ; peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Bottom Quartile Median Top Quartile 16.9% 19.3% 20.6% Sold $1.2B Unsecured Consumer Loan Portfolio

5 Top market share plays a valuable role in the competitive landscape (1) Based on MSA and non-MSA counties using FDIC deposit data as of 6/30/2022; pro-forma for announced M&A transactions as of 04/24/2023. (2) Significant money center bank presence (JPM, BAC, C, WFC) defined as combined market share using 6/30/2022 FDIC deposit data of 20% or more. Markets with top 5 market share(1) MSAs Non-MSA counties • Ranked 20th in the U.S. in total deposits(1) • 86% of deposits in 7 states: Alabama, Tennessee, Florida, Louisiana, Mississippi, Georgia, Arkansas • Top 5 or better market share in ~70% of MSAs across 15-state footprint(1) • Greater than 2/3 of deposits in markets without a significant money center bank presence(2) • High growth markets benefiting from population and business growth: • Florida • Georgia • Texas • Tennessee

6 Strong in-market migration has converted legacy core markets into growth markets Serving Fast-Growing MSAs Deposits Market Rank(1) Nashville, Tennessee $10.7 3 Tampa, Florida $7.7 4 Atlanta, Georgia $6.1 7 Orlando, Florida $3.2 5 Knoxville, Tennessee $3.1 3 Huntsville, Alabama $2.6 1 Dallas/Ft Worth, Texas $2.6 19 Houston, Texas $2.1 17 Little Rock, AR $2.1 6 Indianapolis, Indiana $2.1 12 Chattanooga, Tennessee $1.8 3 Pensacola, Florida $1.7 1 Destin, Florida $1.5 1 Daphne, AL $1.4 1 Jacksonville, FL $1.2 10 National average: 2.1% '23-'28 Population Growth(1) 15 of Regions' top 25(1) MSAs are projected to grow faster than the U.S. national average (1) Source: S&P Capital IQ. Top 25 markets as defined by deposit dollars - FDIC 6/30/2022. Pro-forma for announced M&A transactions as of 4/24/2023. S&P's demographic data is provided by Claritas based primarily on U.S. Census data. (2) Source: U.S. Postal Service (for moves from January 2021 - December 2022). (3) Source: U.S. Bureau of Labor Statistics. 18 of top 25 U.S. markets with net migration inflows are within Regions' footprint(2) Regions' deposit weighted population growth by MSA for 2023-2028 is 2.9% vs. national average of 2.1%(1) Unemployment rates in 7 of our top 8 deposit states remain at or near all time lows(3)

7 Regions receives top honors Regions Bank recognized as a 2023 Top 10 Military Friendly Brand Regions Bank earned the Great Place to Work-Certified™ Company designation based on what current associates say about their experience working here Nine Years Strong: Regions Bank Again Named Gallup Exceptional Workplace Award Winner in 2023 Regions Bank Ranked Highest in Customer Satisfaction in J.D. Power 2022 U.S. Online Banking Satisfaction Study Among Regional Banks for the third year in a row Regions Bank named a Best Place to Work for LGBTQ+ Equality by Human Rights Campaign Foundation Regions Bank named a Best Place to Work for Disability Inclusion by the American Association for People with Disabilities and Disability:IN For the second year, Regions earned Gallup's Don Clifton Strengths-Based Culture Award, which recognized organizations in 2022 with workplace cultures that put the strengths of all associates at the core of how they collaborate, make decisions and work every day. Regions Financial named one of America’s most JUST Companies for third consecutive year The SBA Office of International Trade selected Regions as a 2023 Export Lender of the Year.

8 First quarter 2023 overview Continue to generate consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. Key Performance Metrics 1Q23 Reported Net Income Available to Common Shareholders $588M Diluted Earnings Per Share $0.62 Total Revenue $2.0B Non-Interest Expense $1.0B Pre-Tax Pre-Provision Income(1) $924M Efficiency Ratio 52.3% Net-Charge Offs / Avg Loans 0.35% Highlights • ROATCE(1) ratio improved 570 bps YoY to 26.7% (19.9% excluding AOCI) • 1Q NII grew to a record $1.4B • 1Q NIM increased 23 bps to 4.22%, near an all-time high • Asset sensitive profile supported strong QoQ margin expansion • Adjusted Pre-Tax PPI(1) of $927M • Adjusted Efficiency Ratio(1) of 52.2% • Estimated 1Q CET1 9.8% • Continued focus on disciplined capital allocation and risk-adjusted returns

9 Regions' consistent outperformance Adjusted PPI(1) Less Adjusted Net Charge-offs(1) to RWA(2) Regions' earnings, including credit costs, have been top quartile for 11 straight quarters 1.70 2.16 2.33 2.29 2.33 2.44 2.23 2.19 2.54 2.68 2.76 2.72 1.74 1.73 1.74 1.86 1.97 1.91 1.78 1.63 1.89 2.28 2.24 2.33 RF Peer Median 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 (1) Non-GAAP; see Appendix for reconciliation. The only period that includes adjusted charge-offs is 3Q22. (2) Source: S&P Capital IQ. Risk-weighted Assets (RWA) used in the analysis represents the simple average of 1Q23 and 4Q22 disclosed amounts (same process for prior quarters); estimates of 1Q23 RWA used for MTB, KEY and SNV. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION.

10 ROATCE: Industry leading performance 9.0% 9.7% 11.0% 17.6% 14.9% 9.2% 21.4% 24.1% 26.7% 12.0% 11.0% 12.0% 17.0% 14.7% 8.5% 16.5% 19.3% 20.2% RF Peer Median 2015 2016 2017 2018 2019 2020 2021 2022 1Q23 ROATCE Performance Trend vs. Peers(1) (1) Non-GAAP; see Appendix for reconciliation. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. The 2018 ROATCE for Regions was 15.6% excluding a $191M after-tax benefit from discontinued operations primarily related to a gain from the sale of Regions Insurance Group. Other historical periods were also impacted by discontinued operations but to an immaterial extent. RF's 1Q23, 2022 and 2021 ROATCE excluding AOCI (non-GAAP) was 19.85%, 19.61% and 22.85%, respectively. Rank: 1 Rank: 1 Rank: 2

11 4.52% 4.69% 4.15% 4.11% 4.07% 4.15% 4.53% 5.05% 5.68% 4.59% 4.79% 3.88% 3.61% 3.41% 3.64% 4.29% 5.10% 5.54% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 Consistent NIM outperformance aided by hedged loan yield & deposit advantage (1) Source: S&P Capital IQ. Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Net Interest Margin vs. Peers(1) 3.48% 3.45% 3.21% 2.85% 2.85% 3.06% 3.53% 3.99% 4.22% 3.38% 3.31% 2.89% 2.72% 2.60% 2.89% 3.25% 3.52% 3.33% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 Loan Yield vs. Peers(1) • Regions' asset sensitive balance sheet mix and funding advantage consistently produces above peer median net interest margin • Under elevated rate environment, deposit yield stability leads to margin outperformance • Under lower rates, the hedging strategy protects the funding advantage, effectuated through a more stable loan yield 0.26% 0.47% 0.16% 0.05% 0.04% 0.06% 0.15% 0.34% 0.56% 0.49% 0.73% 0.22% 0.04% 0.03% 0.07% 0.25% 0.66% 1.12% RF Peer Median 2018 2019 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 Deposit Costs vs. Peers(1)

NII & margin performance

GENERATING Consistent Sustainable Long-term Performance

FTE NII and NIM[(1)]

($ in millions)



$1,026
$1,414
$1,430
2.85%
3.99%
4.22%
1Q22
4Q22
1Q23
NII
NIM

NII Attribution



$1,401
Rate Environment
$1,417

	4Q22	Market Rates[(2)]	Deposit Costs	Cash / Deposit Declines	Loan Growth	Days / Other	1Q23
NII		+$129M	-$67M	-$37M	+$5M	-$14M	+$16M
NIM		+38bps	-20bps	+1bps	-3bps	+7bps	+23bps

Drivers of NII and NIM

- NII +$16M, or +1% linked-quarter; NIM +23bps
- Higher short-term rates largely drive NII growth, overcoming deposit balance and pricing normalization
  - 1Q deposit cost = 56bps / interest-bearing deposit cost = 91bps (19% cycle-to-date beta)
- Higher long-term rates increase fixed-rate asset yields and reduce securities premium amortization[(2)]
- Avg loan growth of ~$1.5B in 1Q

Expectations for 2Q23 & Beyond[(3)]

- As Fed Funds nears a peak, NII and NIM will see modest declines from deposit cost normalization, offset by asset turnover at higher rates and modest loan growth
  - 2Q23 NII expected to decline 1.5-3.5% QoQ
  - 2023 NII expected to grow 12-14%
- Forward rates drive mid-point of FY23 range, while stable Fed Funds pushes NII to the upper-end of the range
- Assumes ~35% full cycle int-bearing deposit beta

(1) Net interest income (NII) and net interest margin (NIM) are reflected on a fully taxable-equivalent basis. (2) Market rate impacts include contractual loan, cash, hedge and borrowings repricing; fixed asset turnover at higher market rates; and lower securities premium amortization net discount accretion from $23M to $20M. (3) Expectations assume 03/31/2023 forward rates: upper-end Fed funds ends 2023 at ~4.5%; remaining 2023 avg 10-year U.S. Treasury yield 3.43%. A 2% change in the FY beta assumption would drive +/- ~$50M to FY23 NII. A $1B change in NIB deposit balances assumption would drive +/- ~$40M to FY23 NII.

REGIONS
12

Balance sheet profile

(as of March 31, 2023)

- Balance sheet position naturally benefits from higher interest rates (i.e. *asset sensitive*), supported by
  - Large floating rate loan and cash mix
  - Large, stable deposit base as evidenced over multiple rate cycles
- Ample cash with limited wholesale borrowings usage will fund profitable loan growth and late-cycle deposit runoff
- Fixed-rate securities and receive-fixed hedges necessary to insulate the natural interest rate sensitivity in the balance sheet
  - Unrealized losses from securities and hedges more than offset by higher value of deposits in higher rate environment

Adjusted[5] AOCI from AFS+HTM Securities & CF Hedges as % of Total Assets (*As of 12/31/22)*



—%
(2.50)%
(5.00)%
(1.90)%
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
RF
Peer 10
Peer 11

Portfolio Compositions



Assets(1)
Other 13%
Cash 4%
Securities 19%
$154B
Loans 64%
Loans(2)(3)(4)
Fixed Hedges 9%
$98B
Floating 46%
Fixed (ex Hedges) 45%
Liabilities & Equity
Borrowings 3%
Other 3%
Equity 11%
$154B
Deposits 83%
Deposits
Time 6%
NIB 39%
$128B
IB 55%
Wholesale Borrowings(2)
Fixed 67%
$4B
Floating 33%

(1) Securities includes AFS, the unrealized AFS loss, and HTM securities; cash represents interest-bearing deposits held with the Federal Reserve. (2) Including spot starting balance sheet hedges as of 3/31/23; forward starting derivatives excluded. (3) ARM mortgage loans are included as floating rate loans. (4) Composition of floating rate loans: 15% LIBOR, 12% Prime, 64% SOFR, 9% BSBY. (5) AOCI has been adjusted to include market value adjustments for HTM securities; Peers include: CFG, CMA, FHN, FITB, HWC, KEY, MTB, PNC, SNV, TFC, USB.

REGIONS 13

14 Cash / Earning Assets Bo rr ow in gs / E ar ni ng A ss et s Cash vs Borrowings RF 0% 5% 10% 15% 20% 25% —% 5% 10% 15% 20% 25% Balance sheet positioning advantage Strong deposit franchise and funding position provide an opportunity for flexibility and outperformance in a monetary tightening environment (1) RF's calc utilizes cash at the Fed and excludes unrealized gain/loss on AFS securities from earning assets. **All balances are ending; Source: SEC reporting. Peer banks include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, SNV, PNC, TFC, USB, and ZION; Peer labels not consistent across charts Loan-to-Deposit Ratio 96% 90% 88% 85% 84% 83% 83% 81% 81% 79% 77% 76% 75% 75% Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 RF Pe er 1 2 Pe er 1 3 Non-interest Bearing to Total Deposits Ratio 51% 45% 43% 39% 38% 34% 32% 30% 29% 27% 26% 26% 25% 25% Pe er 1 Pe er 2 Pe er 3 RF Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 Peer Median:83% Peer Median:30% Total Liability Yield (bps) 172 166 163 156 155 154 151 151 134 123 116 114 112 66 Pe er 1 Pe er 2 Pe er 3 Pe er 4 Pe er 5 Pe er 6 Pe er 7 Pe er 8 Pe er 9 Pe er 1 0 Pe er 1 1 Pe er 1 2 Pe er 1 3 RF Peer Median:151bps (1) Ample cash supported by low borrowing utilization

15 RF IB Deposit Yield ('15-'19) Peer Median ('15-'19) RF IB Deposit Yield (Current) Peer Median (Current) —% 0. 50% 1. 00% 1. 50% 2. 00% 2. 50% 3. 00% 3. 50% 4. 00% 4. 50% 5. 00% 5. 50% —% 0.50% 1.00% 1.50% 2.00% 2.50% 4.69% 0.82% 0.91% 1.03% 1.61% Fed Funds RF IB Deposit Yield Peer Median 3Q 15 1Q 16 3Q 16 1Q 17 3Q 17 1Q 18 3Q 18 1Q 19 3Q 19 1Q 20 3Q 20 1Q 21 3Q 21 1Q 22 3Q 22 1Q 23 3Q 23 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 59% 35% 34% 55% 29% 19% Peer Median RF '04-'07 Cycle '15-'19 Cycle Current Cycle 0% 25% 50% 75% (1) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Regions' deposit advantage Deposit Pricing Outperformance Expected to Persist • Regions' deposit composition has led to repricing (betas) among the lowest in the peer group during prior rising rate cycles • Project betas in the mid-30%s this cycle for RF, modestly higher than last cycle due to: ◦ Larger magnitude of change in market rates ◦ Market rates remaining higher than the prior cycle for longer ◦ Modest amount of more reactive surge balances • History shows accelerating betas late in cycles with Fed Funds above 2%, and while this is expected for the industry, Regions will outperform Interest-bearing Deposit Costs(1) Full Cycle Interest-bearing Deposit Betas RF full cycle beta estimate mid-30%s Interest-bearing Deposit Costs by Fed Funds Level(1) During the prior cycle, betas would have continued higher if: – Fed hiked further – Rates remained near peak longer IB D ep os it Y ie ld Fed Funds Level

Asset sensitive balance sheet

Attractive long-term NIM range (3.60-4.00%); well-protected against lower rates

GENERATING Consistent Sustainable Long-term Performance

Net Interest Income Sensitivity Drivers

Sensitivity to Short-Term Rates

- ~55% floating rate loans excl. hedges; forward-starting hedge protection increases over the course of 2023
- Large, stable deposit funding base and historically low betas

Sensitivity to Long-Term Rates

- ~$15B annual fixed rate loan production and securities reinvestment; mostly exposed to middle tenor rates
- Reduced premium amortization from lower prepay speeds and lower purchase prices on monthly reinvestment

Balance Sheet Positioning

- Retaining modest asset sensitivity given uncertainty in macro environment & deposit performance
    - Asset duration = 2.7 years; liability duration = 3.4 years, using historically-informed approximations
- Forward starting hedges will reduce asset sensitivity over the remainder of 2023
- Constructed balance sheet profile with long-term NIM target range of between 3.60% and 4.00%; will be above the range until deposit betas normalize

12 month NII change from Forwards (Base)

Parallel, Instantaneous Rate Shocks

12 months beginning **3/31/23[1]** **12/31/23**


+100bps
+$62M
+$25 to $50M
Fwds (Base)
-100bps
-$50 to -$75M
-$176M

Sensitivities projected to decrease in 2023 from forward starting hedges and expected changes in deposit behavior

Deposit Behavior Assumption Sensitivities

+100bps scenario[1]

Standard Assumption	Assumption Shock	Impact
Forwards (Base) beta: mid-30s; Incremental up rate beta: ~40% above base	+/- 5% beta	-/+$40M
-$3-5B in deposit runoff over 1H23 (all scenarios)	+/-$1B additional deposit runoff	-/+$24M
Deposit mix shift[2]: +$4B	+/-$1B additional mix shift	-/+$25M

REGIONS 16

(1) Parallel instantaneous shocks represent differences in NII over the next 12 months using the forward yield curve & base corporate forecast balance sheet guidance
(2) Rising rate shock results include the impact of a deposit balance mix shift from non-interest bearing balances into interest-bearing (time deposits) over the 12 month measurement horizon

Hedging strategy update

GENERATING Consistent Sustainable Long-term Performance

Net Receive Hedge Notional[1]

(Quarterly Avg) (Annual Avg)



Swaps
Collars

	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24
Swap Notional - 4Q22	$10.7B	$10.9B	$15.7B	$18.7B	$21.5B	$21.1B	$20.1B
1Q23 Swap Changes	-$0.4B	-$2.3B	-$0.7B	-$0.7B	-$0.5B	+$0.0B	+$0.0B
Swap Notional - 1Q23	**$10.3B**	**$8.6B**	**$15.0B**	**$18.0B**	**$21.0B**	**$21.1B**	**$20.1B**
Swap Receive Rate[2]		**3.10%**	**3.02%**	**3.00%**	**2.89%**	**2.89%**	**2.83%**
Collar Notional[3]					**$0.5B**	**$0.5B**	**$1.5B**

	2023	2024	2025	2026	2027	2028
Swap Notional - 4Q22	$14.0B	$20.5B	$19.0B	$13.8B	$9.0B	$3.1B
1Q23 Swap Changes	-$1.0B	-$0.1B	+$0.0B	+$1.7B	+$1.8B	+$1.8B
Swap Notional - 1Q23	**$13.0B**	**$20.4B**	**$19.0B**	**$15.5B**	**$10.7B**	**$4.9B**
Swap Receive Rate[2]	**3.07%**	**2.86%**	**2.92%**	**2.90%**	**2.87%**	**2.81%**
Collar Notional[3]		**$1.0B**	**$1.5B**	**$1.5B**	**$1.5B**	**$0.5B**

Program Overview

- **Legacy Hedging Program:** Performed as designed, limiting NII & NIM downside during low-rate environment
- **2021:** Completed hedge repositioning to purposely open rate exposure prior to rates rising
- **2022-23:** Added meaningful future protection at rate levels supportive of longer-term margin goals

Balance Sheet Positioning

- Retaining modest asset sensitivity given uncertainty in macroeconomic environment & deposit performance
- Constructed balance sheet profile with long-term NIM target range between 3.60% and 4.00%

Recent Hedge Activity

- Focus on extending low rate protection to 2026 through 2028, as well as reducing exposure to large changes in the rate environment
  - Added $1.8B of forward-starting (Jan '26), 3 year, receive-fixed swaps (3.05%)
  - Added $1.5B of forward-starting (early & mid-'24), 4 year costless collars[3]
  - Opportunistically terminated $2.3B of short-term swaps

(1) Net receive hedge notional reflects receive-fixed asset hedges minus pay-fixed asset hedges used to manage interest rate risk. (2) Floating rate leg of swaps mostly vs SOFR. (3) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.81%, weighted avg. cap of 6.23%

REGIONS 17

18 • Portfolio constructed to protect against changes in market rates ◦ Duration of 4.8 years as of 3/31/2023 provides offset to long-duration deposit book ◦ Portfolio is fully extended ◦ ~35% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs) ◦ MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations • 96% US Government or Agency guaranteed ◦ $1.1B high quality, investment grade corporate bond portfolio is short-dated (2.2 year duration) and well diversified across sectors and issuers ◦ The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties • 97% classified as Available-for-Sale • Pre-Tax unrealized losses on AFS Securities expected to decline ~29% by year end 2024 and ~43% by year end 2025(2) Agency/UST 7% Agency MBS 60% Agency CMBS 28% Non-Agency CMBS 1% Corporate Bonds 4% Securities portfolio provides downside rate protection / liquidity Securities portfolio composition(1) $29.0B (1) Includes AFS securities, the $2.983B unrealized AFS loss, and $790M HTM securities as of 3/31/2023 (excludes $41M unrealized HTM loss). (2) $ in Billions. Estimated, using market data and portfolio as of 3/31/2023. $(3.0) $(2.6) $(2.1) $(1.7) 3/31/2023 YE 2023 YE 2024 YE 2025 Pre-Tax AFS Unrealized Losses(2) % Represents Cumulative Decline 03/31/23 YE 2023 YE 2024 YE 2025 $(4) $(3) $(2) $(1) $— -14% -29% -43%

Non-interest income

GENERATING Consistent Sustainable Long-term Performance



Non-Interest Income
($ in millions)
$584
$600
$534
1Q22
4Q22
1Q23



Adj. Non-Interest Income(1)
($ in millions)
$583
$550
$535
1Q22
4Q22
1Q23

		Change vs	
($ in millions)	1Q23	4Q22	1Q22
Service charges	$155	2.0%	(7.7)%
Card and ATM fees	121	(6.9)%	(2.4)%
Capital markets (Ex CVA/DVA)	75	4.2%	11.9%
Capital markets - CVA/DVA	(33)	(200.0)%	NM
Wealth management income	112	3.7%	10.9%
Mortgage income	24	NM	(50.0)%

QoQ outlook

- Expect to offer a grace period feature in 2023 resulting in FY23 service charges of ~$550M[2]
- Total capital markets decreased 31%; Ex. CVA/DVA, it increased 4%, as growth in real estate, syndications, and debt & securities underwriting more than offset declines in M&A fees and commercial swaps
  - ($33M) CVA/DVA adjustment reflecting lower long-term interest rates and volatility in credit spreads
  - Expect 2Q23 capital markets revenue in $60-$80M range ex. CVA/DVA
- Card & ATM Fees negatively impacted by higher reward redemption rates
- Wealth management continues to perform well despite market volatility

Total revenue outlook

- Expect full-year 2023 adjusted total revenue to be up 6-8% compared to 2022

NM - Not Meaningful

(1) Non-GAAP; see appendix for reconciliation. (2) FY23 expectation includes an estimated impact for a grace period feature rolling out around mid-year 2023.

REGIONS 19

20 Consumer 49% Wealth Management 21% Corporate 30% 1Q23 fee revenue by segment(1) Diversified non-interest income ($ in millions) • Consumer fee income categories include service charges on deposit accounts, card and ATM fees, and mortgage income generated through origination and servicing of residential mortgages Consumer Wealth Management • Wealth Management offers individuals, businesses, governmental institutions and non-profit entities a wide range of solutions to help protect, grow and transfer wealth • Fee offerings include trust and investment management, asset management, retirement and savings solutions and estate planning Corporate • Corporate fee income categories include capital markets and treasury management activities • Capital markets activities include capital raising, advisory and M&A services and mitigating risk with rate, commodity and foreign exchange products • Treasury management activities focus on delivering traditional cash management services, commercial card, and global trade products to client $534M (1) Pie %'s exclude the non-interest income from the Other Segment totaling $1 million.

21 Capital Markets Growing products and services that our clients value Our associates delivered results • 2022 vs. 2021 growth was driven by improvements in CVA/DVA, Real Estate loan syndications, and interest rate & commodity derivatives products • Capital Markets Income (ex. CVA/DVA) $75M in 1Q; expected in the $60M-$80M range in 2Q • Clearsight 1Q 2023 revenue second-highest quarter since acquisition Capital markets is an umbrella over capital raising, risk management, and advisory services. Capital Markets Product Solutions Real Estate • Multifamily loan origination & distribution ◦ Fannie Mae ◦ Freddie Mac ◦ HUD • All property types loan origination & distribution ◦ CMBS • Real Estate loan syndications • Low income housing tax credit distribution Financial Risk Management • Interest Rate Derivatives • Commodity Derivatives • Foreign Exchange Debt & Capital • Loan syndication • Sponsor coverage • Loan sales & trading • Public and private capital raising Structured Products • Asset backed loan warehousing & fixed income underwriting • Private equity subscription lines Client Coverage Areas • Corporate Banking • Commercial Banking • Commercial Real Estate • Specialized Industries • Wealth Management Capital Markets Annual Revenue(1)(2) Mergers & Acquisitions • M&A Advisory Services (1) Prior to 2018, Capital Markets Fee income was labeled as "Capital Markets Fee Income and Other". (2) Decline in 2019 revenue was due to market conditions impacting M&A, Derivatives and CVA/DVA. $73 $104 $152 $161 $202 $178 $275 $331 $339 2014 2015 2016 2017 2018 2019 2020 2021 2022

Treasury Management

Enabling our clients to optimize cash flow and manage risk with a comprehensive & competitive suite of Treasury Management solutions

GENERATING Consistent Sustainable Long-term Performance

Steadily Growing our Treasury Management Business

- **+15%** Treasury Management Revenue[(1)]
- **+9%** Portfolio of Treasury Management Clients[(2)]
- **+10%** Digital, Payment & Integrated Services Revenue[(3)]
- **+14%** Global Trade Services Dollar Volume[(4)]

Earning Recognition for Excellence in Global Trade Finance

EXIM – EXPORT-IMPORT BANK OF THE UNITED STATES

- 2022 Deal of the Year
- Lender of the Year (2021)
- Highest Delegated Lender Authority
- EX-IM Medium Term Note Financing

SBA

- Export Working Capital Lender of the Year (2022 & 2019)
- #1 SBA Export Lender for 4 Consecutive Years
- Export Working Capital Preferred Lender

Continually Investing in Technology & Talent

- Delivering capabilities in line with our **"Build/Partner/Invest"** strategy
- Expanding client access via **enhanced digital solutions** and **expanded self-service capabilities**
- Providing additional **online and mobile functionality**
- Launching new **cash flow management tools** and leveraging **open banking APIs**, including new **secure connectivity tools for companies' enterprise systems**
- Enhancing **fraud mitigation** resources
- Simplifying **business travel management** with new Commercial Pay solution
- Adding **Treasury Management sales talent** in core & expansion markets as well as product & support functions
- Expanding support for subsidiaries of international corporations operating in the U.S. by launching the **International Subsidiaries Banking group**

REGIONS 22

(1) YTD Treasury Management Revenue Growth, Feb '22 to Feb '23. (2) YoY Client Growth, Feb '22 to Feb '23. (3) YoY Digital, Payments & Integrated Revenue, Feb '22 to Feb '23 (4) YoY Trade Services Dollar Volume Growth, Feb '22 to Feb '23.

Deposit account policy changes

Providing customers capabilities to be more financially sound

GENERATING Consistent Sustainable Long-term Performance

Adjusted Non-Interest Income[(1)(2)]

($ in millions)



$2,109
$2,379
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

- NSF/OD fees have declined over $175M since 2011 while total adjusted NIR increased ~$270M over that same time period by growing & diversifying revenue through expanded fee-based services including:
  - Mortgage
  - Capital markets
  - Wealth management
  - Card & ATM
- The enactment of Regulation E and debit interchange legislation had a combined $300M negative impact on Regions' fee income
- Track record of consistent non-interest income growth

Updated NSF/OD Policies

Regions is committed to making banking easier for our customers.

Details of Regions' Announcement[(3)]:

- ✓ *1Q22*-Eliminate overdraft protection transfer fees
- ✓ *2Q22*-Reduce daily cap for overdraft occurrences to 3
- ✓ *2Q22*-Eliminate all NSF fees
- ✓ *3Q22*-Early access to direct deposit
- ✓ *3Q22*-Small dollar LOC available for qualifying customers

Future Enhancements - Expect to roll out a grace period feature around mid-year 2023

Regions has made significant changes and upgrades while continuing to provide clients with resources needed to succeed in managing their finances.

Enhancements

- Expansion of alert capabilities
- Enhanced available balance views in digital channels
- Intraday visibility of checks cleared

Product Features

- Bank On certified Now Checking account
- Simplified transaction posting order
- Reduced fees
- Customer education tools

(1) Non-GAAP; see appendix for reconciliation. (2) 2011-2013 adj. NIR was not restated to exclude Regions Insurance revenue, which was moved to discontinued operations after 2018 divestiture. (3) For specific account details and eligibility requirements see "Regions Bank Announces New Steps to Reduce Overdraft Charges, Eliminate Non-Sufficient Funds Fees" press release dated January 19, 2022.

REGIONS 23

24 Industry origination volume forecasted to be down 15% versus 2022(1) Closed mortgage volume is estimated to be $1.8T in 2023 across the US(1) Continuing to focus on growing servicing through acquiring new MSRs Enhancing MLO execution to drive customer experience and improve cycle time 755 Avg. FICO 53% current LTV Exceeds market in percentage of purchase production volume at 88% in 1Q vs 80% for the industry(1) Mortgage remains a key component of fee revenue Investing For Growth Prime Portfolio Delivery Efficiency Mortgage Servicing Market Strength 31% lower origination and fulfillment cost than industry average(2) Omnichannel capabilities & partnership with retail bank create competitive advantage Servicing expense lower than peer average(2) $74B servicing portfolio(3) with capacity to grow to $100B+ (1) Mortgage Bankers Association – Apr 2023 Forecast. (2) MBA Stratmor. (3) Includes residential owned portfolio and serviced for others.

Non-interest expense

GENERATING Consistent Sustainable Long-term Performance

Non-Interest Expense
($ in millions)



$933
$1,017
$1,027
57.9%
50.5%
52.3%
1Q22
4Q22
1Q23
Non-interest expense
Efficiency ratio

Adj. Non-Interest Expense(1)
($ in millions)



$932
$1,012
$1,025
57.9%
51.6%
52.2%
1Q22
4Q22
1Q23
Adjusted non-interest expense(1)
Adjusted efficiency ratio(1)

Adj. Non-Interest Expense(1)(2)
($ in millions)



2.3% CAGR
$3,387
$3,419
$3,434
$3,443
$3,541
$3,698
$3,886
2016
2017
2018
2019
2020
2021
2022

QoQ highlights & outlook

- Non-interest expense increased ~1% on a reported and adjusted basis(1)
- Salaries & benefits increased ~2% due to merit (effective 3/1) and a seasonal increase in payroll taxes
- FY23 pension-related expense will increase Other NIE ~$40M attributable to increased interest cost due to higher rates & lower return on plan assets driven by changes in asset allocation
- FY23 quarterly FDIC assessment expected to be ~$25M/qtr reflecting increased base rate
- Updated expectations reflect an increase in 2Q operational losses resulting from check fraud(3)
- Expect 1H23 expenses to be higher than 2H23; expect full-year 2023 adjusted non-interest expenses to increase ~6.5% compared to 2022(3)
- Expect to generate ~1% adjusted operating leverage in 2023(3)

REGIONS 25

(1) Non-GAAP; see appendix for reconciliation. (2) Adjusted NIE in 2020-2022 were impacted by 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors. (3) As of 5/1/2023, metric was updated vs. 4/21/2023 expectations primarily to reflect an increase in 2Q operational losses resulting from check fraud. Due to the dynamic nature of this industry-wide issue, our expectations have changed since the prior reporting.

26 40% 54% 6% 64% 34% 2% 28% 64% 7% 1% $924M $97B $129B 1Q23 Pre-tax pre- provision income(1) 1Q23 Average deposits 1Q23 Average loans (1) Pie %'s exclude the pre-tax pre-provision income from the Other Segment totaling $(15) million. Business segments Consumer Corporate Wealth Management Other

Investments in our businesses

Investments in talent, technology and strategic acquisitions continue to pay off

GENERATING Consistent Sustainable Long-term Performance

CORPORATE

Treasury Management client base grew 9% YoY[1]; Revenue grew 15% YTD

Clearsight had its second highest quarter in revenue since acquisition

Small Business remains a focal point: Ascentium Capital loan production is up 15% vs 1Q22; SBA booked loan volume is up 42% vs 1Q22

Enhanced origination productivity with BUILT & Blooma; Continued expansion of Regions Client IQ (RCLIQ)

High quality talent remains interested in Regions given strong reputation & culture

CONSUMER

Mobile users increased 6.3% YoY

Industry leading Customer Satisfaction and primacy levels

EnerBank generating high quality loans; synergy work ongoing

Significantly improved closing time on home equity products

Completed $13B UPB MSRs bulk purchases in 2022 & continue to evaluate MSR purchases on a flow basis

Built deeper lead analytics tools for MLOs

Continue to grow quality consumer checking accounts

WEALTH

Increase in revenue per quality relationship[2] of 3%

Streamlined client onboarding process focused on Customer Due Diligence and asset transfer activities contributing

Wealth Client IQ launched in Institutional Services to capture opportunities and provide key client insights

Investment Services average monthly revenue up 39%, over 1Q22

Provided Our Best Thinking to clients during recent industry disruption to emphasize stability and security

Launched PWM Client Care Center for enhanced client servicing

REGIONS 27

(1) Feb '22 - Feb '23 (2) Quality Relationships defined as having a cumulative $500K in loans, deposits and IM&T accounts, revenue per Quality Relationship measured over TTM, Feb '23 vs Dec '22. (3) Retention of IM&T revenue vs baseline.

Consumer Banking Group

Driving growth and customer engagement through strategic investments

GENERATING **Consistent Sustainable Long-term Performance**

Continuing to Deliver Strong Results

Strong 1Q 2023 Revenue Growth with revenue 22% higher than 1Q 2022 and **pretax income growth** +84% vs. 1Q 2022

Delivered ~230K Greenprint personalized financial plans in 1Q23, an increase YoY with the goals of deepening customer relationships & providing additional solutions based on customer needs

Consumer Deposit Growth of +38% (2020-2023)(1)

Strong Expense Management and **credit performance** with charge offs of 55bps(2), materially lower than historic levels.

Delivering Solid Customer Satisfaction & Loyalty

Javelin Award for 2022 Top Quartile in Online Account Opening

Top-decile in customer loyalty per Gallup

Top-decile in branch customer service per Gallup

#1 for payment volume and transactions through 4Q22 for new accounts and total accounts per Visa power score

Strategic Investments Across The Business

Premier Lender to Homeowners

EnerBankUSA®

Successful integration of EnerBank

Built deeper lead analytics tools for MLOs

Home Equity Modernization

ROSIE:
Regions
Optimal
Solutions
Intelligence
Engine

Omnichannel Experience

REGIONS 28

(1) Consumer Bank – LOB Average Deposits 1Q2023 vs. 1Q2020. (2) Excludes small business.

Corporate Banking Group

Driving continued long-term performance for our clients & our shareholders

GENERATING Consistent Sustainable Long-term Performance

Strengthening Capabilities with Strategic Investments

Sabal integration on schedule; **Clearsight Advisors** 1Q23 revenue second-highest quarter since acquisition

SABAL
Clearsight Advisors Investment Banking

Expanded Small Business capabilities in SBA, Franchise, & Outbound Business Development

Enhanced Treasury Management solutions to include open banking API integrations & International Subsidiaries Banking

Ascentium Capital loan production is up 15% vs prior year

ascentium CAPITAL

Executing a Strategy that Delivers Results

Growing Revenue & Profit with Revenue +11% vs the prior year and Profit +8% vs the prior year

Broad Based Loan Growth of +16% vs the prior year, with most new commitments coming from existing clients

Treasury Management Revenue grew 15% YTD, achieving a new record

Client Liquidity is down as expected vs YE22, as clients access liquidity and search for higher yielding options

Investing in Talent & Enablement

Cultivating a **strong, diverse team** to maximize associate & client retention

Refining tools powered by data & analytics that empower bankers to deliver tailored solutions to clients

RCLIQ™

Leveraging technology to enable teams to deliver **strong cash management and working capital expertise** to clients

Delivering Digital & Specialized solutions that address client needs & create opportunities for relationship deepening

REGIONS 29

Wealth Management Group

Focus on execution & investments to optimize the client and associate experience

GENERATING Consistent Sustainable Long-term Performance

Customer Experience & Communication

Momentum across all markets achieved through continued engagement and solid partnerships with Consumer Banking and Corporate Banking

Client communications weekly market commentary click rate grew with over 138k impressions. Social media channels saw a surge with new WM LinkedIn followers with incremental new posts last quarter. Experienced a 40% jump in new visitors to the Regions.com WM landing page driven by Q1 Digital Marketing campaign.

Provided **Our Best Thinking** to clients during recent industry headlines, through multiple client experience touchpoints, with an emphasis around stability and security

Launched **PWM Client Care Center** for enhanced client servicing

Launching a re-invigorated brand identity across Wealth Management to enhance and differentiate awareness of Wealth's solutions, services, and expertise

Delivered Record Results[1]

Record Quarterly NIR with growth of $10.9M or 10.7% YoY driven by strong Investment Services Fee income and IM&T production and Money Market Mutual Fund fees

Assets Under Management increased 1.7% YoY with IM&T sales and prudent portfolio management mitigating market headwinds

Grew Total Investment Services Assets +$2.1B or 13.8% YoY

Average Deposits down (5.1%) (2020-2023)[2], partially driven by PWM clients seeking yield

Strategic Technology Investments & Data Analytics

Salesforce Modernization enhances CRM functionality, establishes the foundation for growth, and drives value across multiple dimensions

Investing in Regions Wealth Platform with additional enhancements for Asset Management applications

Surpassed client retention goal driving additional revenue through Wealth IQ for PWM clients and Next Best Credit Solution has also driven incremental revenue

Continued adoption of Wealth Client IQ for Institutional Trust for identification of targeted revenue opportunities

Enhanced guided discovery for referral to Wealth for needs-based conversations addressing client's investing, retirement and planning objectives

Continued focus on automation efforts to increase operational efficiency, reduce risk, and enhance client experience, ie; implementation of automated alerts

REGIONS 30

(1) Represents March QTD Numbers.
(2) Wealth Management - LOB Average Deposits 1Q20 vs 1Q23

31 • Avg business loans increased 2% reflecting high-quality, broad- based growth across utilities, retail trade (automotive, grocery, hardware, & consumer essentials) and financial services industries • Line commitments increased ~$1.5B and utilization increased to 43.7% • Avg consumer loans increased 1% as growth in avg mortgage and EnerBank was offset by continued pay-downs in home equity and run- off of exit portfolios ◦ Other Consumer includes ~7% growth in avg EnerBank loans • Expect 2023 reported ending loan balances to grow ~4% compared to 2022 Loan growth continues $89.3 $97.0 $98.1 58.2 64.7 65.5 31.1 32.3 32.6 1Q22 4Q22 1Q23 (Ending, $ in billions) $87.8 $95.8 $97.3 56.6 63.8 64.9 31.2 32.0 32.4 1Q22 4Q22 1Q23 Loans and leases (Average, $ in billions) Business loansConsumer loans 2% 1% QoQ highlights & outlook

32 $51.2 $5.0 $0.3 $6.4 $2.0 Commercial and Industrial CRE Mortgage - OO CRE Construction - OO IRE - Mortgage IRE - Construction 1Q23 average loan composition $19.0 $5.9$5.8 $0.5 $1.2 Mortgage Home Equity Other Consumer Other Consumer - Exit Portfolios Consumer Credit Card Average consumer loans $32.4B Average business loans $64.9B ($ in billions)($ in billions)

Commercial & IRE loans

GENERATING Consistent Sustainable Long-term Performance

($ in millions) As of 03/31/23	Total Commitments	Outstanding Balances	% Utilization
Administrative, Support, Waste & Repair	$2,577	$1,582	61%
Agriculture	565	329	58%
Educational Services	4,290	3,282	77%
Energy - Oil, Gas & Coal	4,951	1,652	33%
Financial Services - Banking & Trust	9,542	4,061	43%
Financial Services - Insurance, Leasing & Funds	5,639	2,862	51%
Government & Public Sector	3,631	3,196	88%
Healthcare	5,785	3,440	59%
Information	4,160	2,665	64%
Professional, Scientific & Technical Services	4,282	2,672	62%
Real Estate - REIT	10,010	5,026	50%
Real Estate - non REIT	8,013	4,054	51%
Religious, Leisure, Personal & Non-Profit Services	2,300	1,610	70%
Restaurant, Accommodation & Lodging	1,694	1,382	82%
Retail Trade	4,897	2,860	58%
Transportation & Warehousing	5,215	3,335	64%
Utilities	5,720	3,082	54%
Wholesale	7,977	4,310	54%
Manufacturing	10,067	5,292	53%
Other[(1)]	787	363	N/A
Total Commercial	$102,102	$57,055	56%
Land	$106	$93	88%
Single-Family/Condo	1,230	679	55%
Hotel	224	219	98%
Industrial	1,332	1,076	81%
Office	1,640	1,534	94%
Retail	445	434	98%
Multi-Family	5,588	3,088	55%
Other[(1)]	1,720	1,309	N/A
Total Investor Real Estate	$12,285	$8,432	69%

- Commercial Real Estate Total Commitments and Outstanding Balances comprise 16% and 18% of Total Commercial, respectively
- Commitments to make commitments are not included
- Utilization % presented incorporates all loan structures in the portfolio; utilization on revolving line structures was 43.7% at 03/31/2023

(1) Contains balances related to non-classifiable and invalid business industry codes offset by payments in process and fee accounts that are not available at the loan level.

REGIONS 33

34 $141.0 $131.7 $128.5 85.2 83.5 83.3 42.8 37.1 35.2 10.4 9.1 8.0 2.6 2.0 2.0 1Q22 4Q22 1Q23 $138.7 $133.0 $129.0 83.1 83.6 82.2 42.6 38.2 36.3 10.4 9.0 8.4 2.6 2.2 2.1 1Q22 4Q22 1Q23 Deposits Normalization occurring as expected (1) Other deposits represent non-customer balances primarily consisting of EnerBank brokered deposits. Wealth Mgt Other(1) Consumer Bank Corporate Bank QoQ highlights & outlook • Deposit base remains a source of strength, balances continue to perform as expected • ~$2B of $3B 1Q ending outflow from corporate deposits reflecting normal seasonal activity; remaining outflow reflects continuation of rate-seeking behavior among certain Wealth and higher balance Consumer clients • Importantly - 3/31 total deposits are roughly unchanged from early March levels; the onset of liquidity concerns in the industry • Ending total deposits expected to decline $3-5B over 1H23, trending towards higher end of range; 2H23 expected to be stable/ modest growth • Focus on attracting and retaining a diverse and granular deposit base with high primacy, which drives loyalty & trust and instills funding stability (Ending, $ in billions) Deposits by Segment (Average, $ in billions)

35 Deposit mix and outlook Trends & Outlook Consumer & Wealth • New Customers & Customers with Low Betas in 2019: Customers who had low deposit betas in the 2019 rate cycle (effective annual rate <20bps)(2) and new customers since 2019 have exhibited stable behavior thus far • Other 2019 Customers: Customers who were relatively more rate sensitive in the prior rate cycle have declined modestly • The large low-sensitive deposit base will likely continue to support advantageous balance and overall rate sensitivity in this cycle • New Relationships & Relationships with Low Betas in 2019: Relationships with annual rate <20bps(2) & new relationships since 2019. This cohort represents the majority of portfolio balances • Other 2019 Relationships: As expected, more rate sensitive customers are normalizing excess and seeking higher rate at a modest pace • Some additional normalization and rate seeking has been expected, but Regions' large proportion of non-interest will foster relative stability through the cycle 3/31/23 Deposits(1) (Ending, $ in billions) (1) Excludes Wealth Non-Retail deposits (Institutional Trust) of $0.7B and Other segment deposits of $2.1B. (2) Effective annual rates computed at the end of the 2019 up-rate cycle. 39%61% 81% 19% $35.2B $90.5B Other 2019 Relationships New Relationships & Relationships with Low Betas in 2019 Commercial/Corporate Other 2019 Customers New Customers & Customers with Low Betas in 2019

36 Median deposit balances Consumer and Corporate Retail Deposits De c- 20 19 M ar -2 02 0 Ju n- 20 20 Se p- 20 20 De c- 20 20 M ar -2 02 1 Ju n- 20 21 Se p- 20 21 De c- 20 21 M ar -2 02 2 Ju n- 20 22 Se p- 20 22 De c- 20 22 M ar -2 02 3 (1) Excludes customers with zero-balance or overdrawn accounts and excludes branch small business customers. (2) Includes Corporate Banking Group domiciled relationships (based on 3/31/2023 assignments), excluding overdrawn and zero balance accounts. Median Consumer Customer Deposit Balances(1) (12/31/2019-3/31/2023) • Many Consumer customers are sustaining a higher balance level relative to pre-pandemic levels • After more acute balance normalization post-stimulus in 2H20 and 2H21, median seasonal patterns more closely resemble pre-pandemic norms • Aggregate Consumer deposit declines are attributable to effects of normalization and rate-seeking behavior amongst certain higher balance clients Median Corporate Deposit Balances(2) (12/31/2019-3/31/2023) • Median Corporate relationships are also maintaining higher levels of deposits versus pre-pandemic but are normalizing largely as anticipated • As expected, declines in total aggregate Corporate deposit balances are largely attributed to movements of larger depositors Up ~65% De c- 20 19 M ar -2 02 0 Ju n- 20 20 Se p- 20 20 De c- 20 20 M ar -2 02 1 Ju n- 20 21 Se p- 20 21 De c- 20 21 M ar -2 02 2 Ju n- 20 22 Se p- 20 22 De c- 20 22 M ar -2 02 3 Up ~43% Stimulus Rounds 2 & 3 Stimulus Round 1

Diversified deposit base

GENERATING Consistent Sustainable Long-term Performance

Insured/Uninsured Deposit Mix(1)(2)

Total Primary Liquidity is ~2x the levels of less stable deposit categories
Note: 'Retail' includes consumer, wealth and small business



Retail Uninsured $8.6
Other $0.5
Wholesale Non-Operational Uninsured $9.8
Wholesale Operational Uninsured $14.9
Less Stable Categories
$128.5B
Retail Insured $81.0
Wholesale Insured $4.1
More Stable Categories
Public Funds + Trust $9.6

Diversified Industry Mix of Wholesale Deposit Balances(2)



All Other, 28% (no single category exceeds 3%)
Real Estate - Services, Construction & Other, 12%
Government & Public Sector, 11%
Educational Services 10%
Financial Services - Banking & Trust, 8%
Professional, Scientific & Technical Services, 8%
Religious, Leisure, Personal & Non-Profit Services, 6%
Unassigned, 6%
Financial Services - Insurance, Leasing & Funds, 4%
Retail Trade, 4%
Healthcare - Facilities, 3%

- ~75% of Total Deposits are covered by FDIC insurance or are collateralized (Public Funds or Trust); >97% of Total Deposits are associated with customers who reside within our 15-state branch footprint
- A vast majority (90%) of retail deposits (per FR 2052a definition: $90B) are covered by FDIC insurance
- No single depositor exceeds 1% of total deposits; Average Consumer NIB Account balance of ~$5,600 (as of 1Q23)
- >90% of consumer checking households include a high-quality checking account(3); further, >60% of consumer checking deposit balances are with customers that have been with Regions for 10 years or more

REGIONS 37

(1) $ in billions as of 3/31/2023. (2) Data and categorization reflects FR 2052a (Complex Institution Liquidity Monitoring Report) methodology. (3) High quality checking account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).

38 Deposit advantage Well diversified deposit base vs. Peers (1) As of 12/31/2022. Peers include: CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Source: Bank Call Reports. ...Resulting in the highest mix of FDIC insured deposits amongst peers % of Total Deposits Insured By FDIC(1)% of Total Deposits Balance in Accounts Less than $250k(1) Regions holds a larger proportion of smaller deposit balance accounts when compared to the industry... Total Household Deposits vs. Total Deposits(1) • Regions ranks #1 vs. peers in several metrics measuring the retail/granular nature of our deposit base 63% 55% 55% 53% 52% 51% 50% 49% 48% 48% 48% 47% 44% 38% RF Peer 3 Peer 4 Peer 10 Peer 2 Peer 1 Peer 11 Peer 9 Peer 7 Peer 8 Peer 5 Peer 12 Peer 6 Peer 13 53% 47% 47% 46% 46% 45% 43% 41% 41% 40% 40% 40% 35% 29% RF Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 54% 48% 47% 46% 42% 41% 40% 37% 36% 36% 35% 34% 29% 23% RF Peer 4 Peer 1 Peer 5 Peer 3 Peer 10 Peer 8 Peer 12 Peer 6 Peer 2 Peer 13 Peer 7 Peer 9 Peer 11

Liquidity advantage

GENERATING Consistent Sustainable Long-term Performance

Key Liquidity Position/Levels as of 3/31/2023

$ in Billions

Position as of	12/31/2022	3/31/2023
Cash at the Federal Reserve[1]	$ 9.1	$ 6.5
Liquid Securities Free to Use incl. BTFP[2]	18.5	20.7
Liquid IG Corporate Bonds	0.7	0.6
Regions Highly Liquid Assets incl. BTFP	$ 28.3	$ 27.8
Other Unencumbered Securities	0.1	0.1
Federal Home Loan Bank Availability	14.5	13.2
Total Primary Liquidity (TPL) incl. BTFP	$ 42.9	$ 41.1
Discount Window (DW) Availability[3]	13.2	12.8
TPL including BTFP and DW	*$ 56.1*	*$ 53.9*

Regions' liquidity position is strong and stable. Regions' granular deposit base and low level of reliance on wholesale borrowing continues to be a source of strength and stability. As of 3/31/2023:

- Available total primary liquidity was ~$41.1B (see table above), from readily usable sources
- Regions does not need to sell securities or loans to generate cash, and has reliable capacity at the FHLB or through the Fed's new Bank Term Lending Facility in addition to cash already on hand
- Regions' deposit flows in 1Q have largely been in line with expectations for balance normalization; March ending balances are approximately flat with levels in early March
- **Excluding available capacity at the Discount Window, Regions had more than a 2-to-1 ratio of primary liquidity to uninsured retail deposits and non-operational wholesale deposits combined (~3-to-1 ratio including the Discount Window)**

(1) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports.
(2) 'Liquid Securities Free to Use incl. Bank Term Funding Program (BTFP)' are comprised of Free to Pledge Securities and the incremental BTFP borrowing availability due to Par Value vs Market Value (~$1.7B value for 3/31/23). Liquidity value from Free to Pledge Securities can be obtained via Federal Home Loan Bank, Bank Term Funding Program, repo, sale, or Fed Discount Window. (3) Discount window values are updated monthly and reflect changes in amount and mixture of eligible pledged collateral.

REGIONS 39

40 9.4% 9.6% 9.8% 1Q22 4Q22 1Q23 • Common Equity Tier 1 (CET1) ratio increased to 9.8%, reflecting solid capital generation through earnings partially offset by modest loan growth and ~$100M, or 7 bps, related to the 1Q phase-in of CECL into regulatory capital • Given current macro economic conditions & regulatory uncertainty, anticipate managing CET1 at or modestly above 10% over the near term • In 1Q, Regions declared $187M in common dividends; executed no share repurchases QoQ Highlights & Outlook Capital and liquidity (1) Current quarter ratios are estimated. (2) Based on ending balances. 10.8% 10.9% 11.2% 1Q22 4Q22 1Q23 Tier 1 capital ratio(1) Loan-to-deposit ratio(2) 63% 74% 76% 1Q22 4Q22 1Q23 Common equity Tier 1 ratio(1)

41 5.93% 5.76% 5.01% 5.63% 6.31% 6.63% 6.97% 7.17% 7.64% 8.02% TCE Ratio Adjusted TCE Ratio, ex-AOCI 1Q22 2Q22 3Q22 4Q22 1Q23 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% Tangible Common Equity (1) Non-GAAP; see Appendix for reconciliation. • Higher levels of interest rates are beneficial to Regions through expansion in net interest margin and deposit value ◦ However, higher rates also result in unrealized losses within our securities and cash flow hedging portfolios which act as a drag on our ratio of TCE to Tangible assets • Regions' TCE ratio, excluding the impact of Accumulated Other Comprehensive Income has grown consistently over the past four quarters Tangible Common Equity(1)

Investing for growth while maintaining focus on capital optimization

GENERATING Consistent Sustainable Long-term Performance

2014
- Acquisition of **Fannie Mae DUS License**

2015 (BlackArch Partners)
- Acquisition of **HUD (MAP) License**

2016 (First Sterling Financial)
- Entered into **MSR flow-deal** arrangement
- Third-party originated auto portfolio **~$2.0B** moved to runoff
- Return optimization of commercial, OORE and IRE loans began through **Capital Commitments Working Group**

2018
- Sold **Regions Insurance Group**; redeployed capital generated to shareholders

2019 (Highland)
- Dealer Financial Services auto portfolio **~$2.4B** moved to runoff
- Greensky unsecured consumer loans **~$2.0B** moved to runoff

2020 (Ascentium Capital)
- Entered into second **MSR flow-deal** arrangement

2021 (EnerBank USA, Sabal, Clearsight Advisors Investment Banking)
- Acquisition of **Freddie Mac License**

2022
- Purchased **$13B of bulk MSR**
- Sold **$1.2B** Unsecured Consumer Loan Portfolio

REGIONS 42

Empowered by innovation & data

Regions remains competitive by reserving ~9-11% of revenue for technology spend

GENERATING Consistent Sustainable Long-term Performance

ROSIE
Providing customers with tailored product offers.

Regions 360
Anticipating customer needs by understanding a customer's total banking relationship. "You Know Me & Value Me" experience.


REGIONS
REGIONS
Customer Personalization

RCLIQ[1] & Wealth IQ
Delivering 'needs based' customer engagement, resulting in significant impact to corporate and wealth management.

Offer Tracker
Leverage data & insights for a dynamic, engaging, and transparent customer journey to increase success of offers and bottom-line production.

rVoice
Improving the customer's experience by leveraging AI to understand customer needs from multiple sources outside of the Bank.

Modernization & Innovation

~45-50% of total technology spend dedicated to new technology

Platform Modernization
Next Generation of Customer Experience and Core Banking and Data Platforms Modernization efforts began in 2021 with runway through 2027 to complete the overall program

Enhanced Fraud Analytics
Machine learning models to detect and prevent fraud to proactively protect the customer

Modernizing Technology Practices
Applying Security-First software development principles and expanding Agile adoption

Modern Authentication Experience
Delivering a best-in-class Customer Identity and Access Management (CIAM) platform that is secure, frictionless, and enables innovative

Cloud Engineering
New talent and structure will accelerate the cloud journey

Open Banking
Developing secure open banking APIs to drive innovation and novel customer experiences

Continuous Improvement on Data Governance
Unification of data architecture, data assets, and data catalog

(1) RCLIQ is a machine learning based data product used by Corporate Banking Relationship managers to find new opportunities, predict share of wallet deepening activities as well as early warning of credit deterioration and attrition risk

REGIONS 43

Differentiating through customer experience

GENERATING Consistent Sustainable Long-term Performance

Digital Acceleration

Adoption
6.3% increase in Mobile users in 1Q23 compared to 1Q22

Digital Enhancements
Budget and Planning tools in Mobile, New Enterprise Authentication Portal for Online Banking, Device Authentication for Business Services, iTreasury and Notification/Alerts

Customer Transactions
73% of 1Q23 initiated in Digital, 4% growth YoY

Zelle
30.3% increase in transactions in 1Q23 compared to 1Q22


REGIONS
Regions
4.8
Best In Class
Mobile App(1)

Innovating Operations

Expanded Regions Secure Messaging
Increased usage by 5.3% 1Q23 vs 1Q22

Automated Non-Agent Interactions
87.1% average interaction resolution rate in 1Q23


May I Help You?

Customer Satisfaction

#1 in Customer Satisfaction with Online Banking among Regional Banks for the 3rd year in a row per the J.D. Power 2022 U.S. Banking Online Satisfaction Study.

Customer Loyalty ratings reflected in the Gallup Contact Center '23 YTD (1Q'23) survey reflected a loyalty score of 65% for Regions. This number is the highest loyalty score for our Contact Center in the last 15 years at Regions.



Enabling through Technology

Authentication Improvements
Completed launch of new Corporate Banking Authentication platform. Launched new Enterprise Authentication Portal for Consumer Online Banking using cloud native technologies.

eSignature Expansion
Over 5 million transactions have been initiated through eSignature since launch in 2018 and utilized by 40 groups across the bank.

Faster & More Transparent Transactions
ACH Payment Rail Conversion to The Clearing House completed. Real Time Payment transactions of 1.2M increased 14.69% vs 1Q22. Dollars received of $404.1M increased 23.72% in 1Q23 vs 1Q22.

Expansion of Customer Interaction Points
Secure Messaging through web/mobile volume has grown 8% 1Q23 vs 1Q22. Average messaging customer satisfaction (CSAT) has increased 5 points in 1Q23 vs 1Q22. Average percentage of daily customer contacts went up to 12% 1Q23 vs 11% 1Q22.

REGIONS 44

(1) iOS Mobile App Store

Growth in digital

GENERATING Consistent Sustainable Long-term Performance

Digital Usage

Active Users *(Millions)*



+16%
2.11
2.31
2.46
1Q21
1Q22
1Q23

Mobile Banking

Mobile Banking Log-Ins[5] *(Millions)*



-1%
168
157
166
1Q21
1Q22
1Q23

Customer Transactions[2][3]



Non-Digital
Digital
33%
67%
30%
70%
27%
73%
1Q21
1Q22
1Q23

Sales and Transactions

Digital Sales *(Accounts in Thousands)*[1]



+19%
85.5
10.8
74.7
82.6
16.8
65.8
101.9
26.6
75.3
1Q21
1Q22
1Q23
Deposits
Lending

Consumer Checking Sales by Channel[4]



2%
76%
22%
2%
77%
21%
2%
73%
25%
1Q21
1Q22
1Q23
Digital
Contact Center
Branch

Deposit Transactions by Channel



47.4%
32.1%
20.5%
45.6%
32.9%
21.5%
45.3%
32.3%
22.4%
1Q21
1Q22
1Q23
Branch
Mobile
ATM

Zelle Transactions *(Millions)*



+75%
2.03
2.73
3.55
1Q21
1Q22
1Q23

Mobile App Rating



12:34
100%
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4.8
out of 5
Tap to Rate:

(1) Digital sales represent deposit accounts opened and loans booked. Increase in 1Q23 Digital Lending sales is driven by micro personal loans production. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Includes cross-channel sales capabilities through digital banker dashboard applications launched across our footprint at the end of 2Q21. (5) Elevated log-in traffic in 1Q21 is from Rounds 2 and 3 government stimulus funding inquiries. 1Q23 Mobile logins are up 5% YoY.

REGIONS 45

46 Continuous improvement framework • Making Banking Easier – Be intensely responsive to customer needs • Revenue Growth – Improve effectiveness in generating prudent, profitable, sustainable growth • Efficiency Improvements – Continuously leverage people and technology to improve processes, reduce costs and drive growth • Innovation – Focus on data & analytics, omnichannel delivery, protection & security, advice & guidance Simplify & Grow established a culture of Continuous Improvement. Now that Continuous Improvement is embedded in our DNA, initiatives are no longer centrally tracked, and groups manage the development and execution of their programs with regular updates to the Steering Team. • Established processes to maintain a Continuous Improvement culture through Simplify & Grow. • Independently manages and reports Continuous Improvement program performance regularly at Integration and Steering Team meetings. • Includes senior leaders from business and support segments across the bank. • Sponsors, promotes and provides executive direction of the Continuous Improvement program. Reviews segment programs and ensures accountability to promote a Continuous Improvement culture. Continuous Improvement Key Pillars Steering Team Business and Support Groups

47 • Credit performance continues to normalize as expected • 1Q annualized NCOs totaled 35 bps • 1Q NPLs and business services criticized loans increased while total delinquencies decreased • 1Q ACL/Loans ratio remained stable; total ACL increase attributable to economic conditions and normalizing credit, partially offset by reduction associated with the elimination of accounting for TDR loans • Expect full-year 2023 NCOs to be ~35 bps; continuing to trend toward normalized through the cycle range of 35-45 bps over time Non-Performing Loans (NPLs) Asset quality Underlying credit performance continues to normalize as expected ($ in millions) ($ in millions) Allowance for Credit Losses (ACL) $1,492 $1,582 $1,596 1.67% 1.63% 1.63% 446% 317% 288% ACL ACL/Loans ACL/NPLs 1Q22 4Q22 1Q23 $46 $69 $83 1Q22 4Q22 1Q23 0.21% 0.29% 0.35% $335 $500 $554 0.37% 0.52% 0.56% NPLs - excluding LHFS NPL/Loans 1Q22 4Q22 1Q23 Net charge-offs ($ in millions) Net Charge-Offs Net Charge-Offs Ratio

Commercial Real Estate

GENERATING **Consistent Sustainable Long-term Performance**

Highly Diversified Total IRE Portfolio

(including Unsecured CRE)



Res. Homebuilders 7.4%
Commercial Land 0.1%
Other 4.6%
Hotel 4.9%
Healthcare 7.7%
Retail 10.0%
Residential Land 0.5%
Business Offices 11.8%
Diversified 13.6%
Condo 0.1%
Industrial 15.0%
Apartments 24.3%
$15.1B

Yearly IRE Loan Maturities



28%
31%
24%
9%
7%
2%
2023
2024
2025
2026
2027
>5years

REITs within Total:



Apartments 6%
Business Offices 5%
Diversified 24%
Hotel 10%
Industrial 24%
Other 10%
Retail 21%
$5.3B

		$ in billions	% of Total Loans
Unsecured CRE *(incl. REITS)*	$	6.7	6.8 %
IRE		8.4	8.6 %
Total[(1)]	**$**	**15.1**	**15.4 %**

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 68% of REITs are investment grade or mapped to IG risk rating (provide loss insulation to overall portfolio)
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Business Offices secured = ~90% / unsecured = ~10%
- Total IRE (incl. unsec. CRE) Construction, Land, and Acq. & Dev. to total loans remains low at 2.1%
- Total IRE (incl unsec. CRE) to Risk Based Capital[(2)]: 119% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 23% are well below supervisory limits (300%/100%)

(1) Excludes $5.2 billion of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 2/28/2023 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".
Note: Outstandings as of 3/31/2023.

REGIONS 48

Higher Risk Industry Segments

(Outstanding balances as of March 31, 2023)

GENERATING **Consistent** **Sustainable** **Long-term Performance**

Business Services High Risk Segments						
Portfolio ($ in millions)	BAL$[1]	% of Total Loans	NPL	NPL/Loans	ACL	ACL/Loans
Consumer Discretionary Goods *Retail Trade & Consumer Manufacturing*	$2,009	2.0%	$15	0.8%	$35	1.7%
Freight Transportation *Transportation & Warehousing*	998	1.0%	16	1.6%	36	3.6%
Healthcare *Goods and Services & Facilities*	1,841	1.9%	27	1.4%	63	3.4%
Office	***1,792***	***1.8%***	***51***	***2.8%***	***40***	***2.2%***
Senior Housing *Offices of Physicians & Other Health Practitioners*	1,284	1.3%	17	1.4%	41	3.2%
Total High Risk Segments	**$7,924**	**8.1%**	**$126**	**1.6%**	**$215**	**2.7%**

Ongoing Portfolio Surveillance

- **Consumer Discretionary Goods:** Impacted by rotation away from pandemic driven spending on housing related goods toward food service, travel, and entertainment; Pricing for some goods continues to hold up as input costs fall
- **Freight Transportation:** Concerns limited to smaller trucking firms more likely operating in the spot market; Larger, contract-dependent carriers are better able to manage a downturn in freight markets
- **Healthcare:** Labor availability followed by higher costs continue to impact margins; Medicaid redeterminations began 4/1/23; Uninsured levels could increase by ~4MM pending state-level actions
- **Senior Housing:** Occupancy rate increased for seventh consecutive quarter but remain below pre-pandemic levels

- Office: Consists of 83% Class A and 17% Class B in term of secured loan commitments
  - WA LTV ~58% (based on appraisal at origination or most recent received); Sensitized WA LTV ~77% using GreenStreet[2]
  - 62% of secured committed exposure is located in the Sunbelt of which 87% is Class A.
  - 74% of secured committed exposure is in Suburban locations with 26% in Urban
  - Average property leasing status for maturing office loans is ~89% (~85% Occupancy)
  - 37% of secured committed exposure is Single-Tenant

REGIONS 49

(1) Amounts exclude PPP loans and Held For Sale loans. (2) GreenStreet Commercial Property Price Index as of April 6, 2023 - change in commercial property value for business office at a 25% discount.

50 ACL After ASU 2022-02 $1,582 $(38) $1,544 $33 $38 $(19) $1,596 Allowance for credit losses waterfall 3/31/2023 • 1Q allowance increased $14M compared to prior quarter, resulting in a $135M provision expense. • Key drivers of the net increase in ACL: ◦ Credit quality changes and normalization within select commercial and consumer sectors ◦ Weakening in the economic scenario ◦ Decreases in qualitative adjustments due to model results including a portion of expected losses that were previously in the qualitative part of the overall ACL QoQ highlights($ in millions) 12/31/2022 ASU 2022-02 Impact Qualitative Changes Loan Growth / Portfolio Changes Economic Changes On January 1, 2023, the Company adopted Accounting Standards Update (ASU) 2022-02 that eliminated the recognition and measurement guidance for TDRs. Regions applied the guidance prospectively, except Regions used the modified-retrospective transition method related to the recognition and measurement of TDRs. The cumulative effect of the modified retrospective application was a decrease in the allowance of $38M and an increase to retained earnings of approximately $28M, net of taxes.

51 Pre-R&S period 1Q2023 2Q2023 3Q2023 4Q2023 1Q2024 2Q2024 3Q2024 4Q2024 1Q2025 Real GDP, annualized % change 1.4% 0.2% 0.8% 0.9% 1.2% 1.4% 1.6% 1.9% 2.0 % Unemployment rate 3.6% 3.8% 3.9% 4.2% 4.2% 4.3% 4.3% 4.3% 4.2 % HPI, year-over-year % change 1.3% (4.6) % (5.6) % (6.4) % (5.1) % (1.8) % 0.5% 1.7% 2.5 % CPI, year-over-year % change 5.9% 4.5% 4.0% 3.7% 3.2% 2.8% 2.4% 2.2% 2.1 % Base R&S economic outlook (as of March 2023) • A single, base economic forecast represents Regions’ internal outlook for the economy over the reasonable & supportable forecast period. • Economic uncertainty is accounted for through qualitative adjustments to our modeled results. • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments. Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate.

52 As of 3/31/2023 As of 12/31/2022 (in millions) Loan Balance ACL ACL/Loans Loan Balance ACL ACL/Loans C&I $51,811 $660 1.27% $50,905 $628 1.23 % CRE-OO mortgage 4,938 103 2.10% 5,103 102 2.00 % CRE-OO construction 306 7 2.24% 298 7 2.29 % Total commercial $57,055 $770 1.35% $56,306 $737 1.31 % IRE mortgage 6,392 115 1.80% 6,393 114 1.78 % IRE construction 2,040 38 1.86% 1,986 28 1.38 % Total IRE $8,432 $153 1.81% $8,379 $142 1.69 % Residential first mortgage 19,172 103 0.54% 18,810 124 0.66 % Home equity lines 3,397 81 2.38% 3,510 77 2.18 % Home equity loans 2,446 25 1.03% 2,489 29 1.17 % Consumer credit card 1,219 131 10.71% 1,248 134 10.75 % Other consumer- exit portfolios 488 33 6.72% 570 39 6.80 % Other consumer 5,848 300 5.14% 5,697 300 5.28 % Total consumer $32,570 $673 2.07% $32,324 $703 2.18 % Total $98,057 $1,596 1.63% $97,009 $1,582 1.63 % Allowance allocation

53 All Other Commercial 3.6% Investor Real Estate 13.0% Financial Services 10.6% CRE Unsecured, including REITs 10.3% Govt. Education 9.9% Consumer Services 9.0% Technology Services 8.2% Manufacturing 8.1% Energy 2.6% Agriculture 0.5% Utilities 4.7% Business Services 7.6% Distribution 6.6% Healthcare 5.3% Well positioned for next downturn $65.5B Highly Diversified Business Portfolio(1) (1) Balances as of 03/31/23. (2) CRE Unsecured consists 75% of REITs. (2)

54 Consumer lending portfolio statistics • Avg. origination FICO 758 • Current LTV 52% • 98% owner occupied • Avg. origination FICO 775 • Current LTV 33% • 68% of portfolio is 1st lien • Avg. loan size $35,121 • $90M to convert to amortizing or balloon during 2023 • Avg. origination FICO 762 • Avg. new loan $10,773 • 1Q23 Yield 7.56% • Avg. origination FICO 753 • 1Q23 Yield 6.20% • 1Q23 QTD NCO 2.69% • Avg. origination FICO 769 • Avg. new line $6,835 • 1Q23 Yield 14.93% • 1Q23 QTD NCO 3.47% 3% 6% 4%5% 13% 7% 8% 17% 10% 81% 62% 76% 3% 2% 3% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 03/31/2023. (2) Other Consumer consists primarily of EnerBank and Direct portfolios. Residential Mortgage Consumer - Exit Portfolios Consumer Credit Card Home Equity Other Consumer(2)

Leveraged portfolio

(outstanding balances as of March 31, 2023)

GENERATING Consistent Sustainable Long-term Performance

Diversified Portfolio



17%
25%
5%
5%
$3.1B
7%
17%
7%
8%
9%
Information
Professional, Scientific & Technical Services
Administrative, Support, Waste & Repair
Manufacturing
Wholesale
Utilities
Real Estate
Energy - Oil, Gas & Coal
Other (Portfolios <5% of total)

Important Factors

- Consistent with Moody's historical Regional Bank Survey definition; Commitments >$5M with funded debt to EBITDA>4.0x
  - Commitments are $4.2B
- Not a strategic growth objective; used to support client relationships
- Sponsor-owned clients as a percentage of total portfolio continue to decline
- Enhanced centralized underwriting, servicing, and credit adjudication
- Limited participation in the highest risk segments of leveraged loans - Covenant Lite & Term Loan B
- Approximately 93% of leveraged loans outstanding are also SNCs
- RF has no "hung deals" in the syndicated loan market as of 03/31/2023[1]

(1) Unable to move risk off balance sheet due to market dislocation.

REGIONS 55

56 14.7% 8.0% 7.6% 7.4% 6.6% 5.8%5.5% 5.4% 5.4% 33.6% Financial Services Manufacturing Information Diversified Wholesale Professional, Scientific & Technical Services Industrial Utilities Energy - Oil, Gas & Coal Other (Portfolios <5% of total) $27.0B SNC portfolio (outstanding balances as of March 31, 2023) • Diverse industry mix • RF is agent on 7% and titled role on 45% of balances • 43% of balances are investment grade • 11% of balances are leveraged • 5% of SNC balances are criticized Portfolio CharacteristicsShared National Credit Balances by Industry

57 Historical Credit Profile —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Average Total Net Charge-Offs Average Non-Performing Loans Average Commercial Net Charge-Offs(1) Average Consumer Net Charge-Offs Pre- crisis Financial crisis Pre-Pandemic Pandemic Pre- crisis Financial crisis Pre-Pandemic Pandemic Pre- crisis Financial crisis Pre-Pandemic Pandemic Pre- crisis Financial crisis Pre-Pandemic Pandemic 1Q08 4Q12 1Q20 1Q23 1Q08 4Q12 1Q20 1Q23 1Q08 4Q12 1Q20 1Q23 1Q08 4Q12 1Q20 1Q23 0.33% 0.34% 0.65% 0.31% 0.47% 2.56% 0.27% 0.25% 1.84% 0.78% 0.47% 0.63%1.07%2.92%0.46%2.28% (1) Includes C&I, CRE - OO and IRE.

2023 expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2023 Expectations	
Total Adjusted Revenue (from adjusted 2022 of $7,165)[(1)(2)(3)]	up 6-8%
Adjusted Non-Interest Expense (from adjusted 2022 of $3,886)[(1)(2)(5)]	up ~6.5%; expect 1H23 to be higher than 2H23
Adjusted Operating Leverage[(1)(2)(5)]	~1%
Ending Loans (from ending 2022 of $97,009)	up ~4%
Ending Deposits (from ending 2022 of $131,743)	down $3-5B 1H23, trending towards higher end of range; stable/modest growth 2H23
Net Charge-Offs / Average Loans	~35 bps
Effective Tax Rate	22-23%

SOUNDNESS PROFITability GROWTH

Expectations for 2Q23 & Beyond

- 2Q NII QoQ decline of 1.5-3.5%[(3)]; FY 2023 NII growth of 12-14%[(3)]
- Additional OD policy changes will result in FY23 service charges of ~$550M[(4)]
- Expect 2Q23 capital markets revenue in $60-$80M range ex. CVA/DVA
- Mortgage is expected to be lower in 2023 vs 2022, but remains a key component to fee revenue
- Normalized through-the-cycle net charge-offs range is expected to be 35-45 bps
- Given current macro economic conditions & regulatory uncertainty, anticipate managing CET1 at or modestly above 10% over the near term

(1) Non-GAAP, see appendix for reconciliation. (2) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or in previous filings with the SEC. (3) 2Q and mid-point of the FY NII growth range utilizes the 03/31/2023 forward interest rate curve which includes 75bps of rate cuts in 2023. A stable FF's level would push FY NII to the upper end of the FY NII range. (4) FY23 expectation includes an estimated impact for a grace period feature rolling out around mid-year 2023. (5) As of 5/1/2023, metric was updated vs. 4/21/2023 expectations primarily to reflect an increase in 2Q operational losses resulting from check fraud. Due to the dynamic nature of this industry-wide issue, our expectations have changed since the prior reporting.

REGIONS | 58

Environmental, Social & Governance

GENERATING **Consistent Sustainable Long-term Performance**

ESG Governance

OVERSIGHT

BOARD OF DIRECTORS	ESG-related elements of the Strategic Plan, annual budget, and capital planning process
Board-Level Committees	
NCG Committee	ESG strategies, initiatives, policies, and practices, along with related voluntary disclosures and stakeholder engagement
Risk Committee	ESG alignment within Enterprise Risk Appetite Statement, Risk Management Framework, and Risk Library
CHR Committee	Associate compensation and benefits, corporate culture, DEI practices, talent management, and succession planning
Audit Committee	Functioning of Company's internal controls and disclosure of material ESG matters
Technology Committee	Company culture and strategy related to technological and digital innovation

EXECUTION

Management-Level Committees	
Executive Leadership Team	Evaluates ESG considerations within strategic planning
ESG Leadership Council	Maintains aggregated view of ESG-related risks and opportunities and provides guidance and direction on internal initiatives; overseen by Executive Leadership Team
Disclosure Review Committee	Reviews and provides feedback on ESG-related disclosures in SEC reporting and voluntary ESG disclosures
Risk Governance Committees	Review ESG-related metrics' performance to assess adherence to risk tolerance; supervise enterprise risk assessments incorporating ESG risks

Suite of ESG Disclosures

- Annual Review & ESG Report
- TCFD Report
- SASB Index
- GRI Index
- Workforce Demographics (EEO-1) Index
- CDP Climate Change Questionnaire Response
- Community Engagement Report

All resources are available through our ESG Resource Center, accessible at ir.regions.com/governance

A majority of our Directors have identified themselves as having **considerable** or **extensive** experience in key ESG areas, including:

- Corporate Governance
- Customer Focus & Community Engagement
- Environmental Sustainability Practices
- Executive Compensation & Benefits
- Human Capital Management

REGIONS 59

Environmental, Social & Governance

GENERATING Consistent Sustainable Long-term Performance

Creating Shared Value Through Commitments and Initiatives

Promoting financial inclusivity

- Introduced Regions Now Checking℠ to suite of Regions Now Banking® products
- Facilitated associate-led financial wellness workshops through Regions Next Step® program
- Built out additional resources devoted to community and fair lending
- Enabled customers to complete financial health plans through Regions Greenprint™

Pursuing environmental sustainability

- Surpassed 2023 target to reduce energy usage by 30%[(1)]
- Reduced operational greenhouse gas emissions as part of 50% reduction target for 2030[(2)]
- Established cross-functional project operating model to measure Scope 3 portfolio emissions
- Engaged internal stakeholders to develop and socialize organizational definition of sustainable finance

Fostering diversity, equity, and inclusion

- Nurtured inclusivity with "Bring Your Whole Self to Work" philosophy
- Devoted resources to empowering associates' career and leadership development
- Provided philanthropic and community giving through Regions Bank and the Regions Foundation
- Invested in new debt and equity commitments through the Regions Community Development Corporation

Maturing our governance around ESG risks and opportunities

- Further integrated ESG into our enterprise-wide strategic planning and risk management processes
- Formed a new Technology Committee of the Board of Directors to provide oversight of technology and innovation initiatives, including core banking and data platform enhancements
- Onboarded 3 new independent Directors with extensive leadership experience, understanding of our footprint, and technology and cybersecurity knowledge
- Enhanced mitigation of ESG risk exposure through diligence processes

Maintaining accountability for our ESG progress

- Coordinated simultaneous publication of our 2021 Annual Review & ESG Report and 2021 TCFD Report
- Merged disclosures aligned with SASB, GRI, and EEO-1 reporting frameworks into ESG Report
- Leveraged internal reporting expertise to continue evolving our ESG data governance

REGIONS | 60

(1) Against 2015 baseline. (2) Against 2019 baseline.

LIBOR Transition

The Last Act

GENERATING Consistent Sustainable Long-term Performance

Highlights

Jun 30, 2023

Last Day USD LIBOR will be published

Term SOFR + CSA

Fallback rate for Commercial LIBOR loans when Regions has the discretion to choose

Refinitiv USD IBOR Cash Fallbacks

Fallback rate for Consumer LIBOR ARMs

Moving to Final Phase of Transition

For over two years Regions has been originating loans and derivatives using alternative indexes. Over the past year focus has been on proactive remediation of specific legacy LIBOR contracts. Amendment activity is almost complete with only a few amendments planned for Q2. Regions has notified impacted customers of pending fallbacks and is now focused on testing systems to ensure a smooth transition after cessation.

Fallback

- After June 30, 2023 Regions will implement the fallback language in existing LIBOR contracts
- Regions has reviewed all LIBOR contracts and categorized fallback
- Regions will follow guidance of the LIBOR Act for selecting a rate for falling back
- Notifications were distributed to impacted customers in 1Q23

Amendment

- Many contracts have already been amended to move away from LIBOR, with more in process
- Contracts might be amended based on fallback language or because of LIBOR derivatives which will be amended in parallel
- Regions is ensuring that amended contracts that fall within guidance are identified for tax/ accounting relief for LIBOR transition

Path to Completing the Transition From LIBOR

2019-2021
- **Discontinue LIBOR** lending
- Introduce **alternative indexes**

Q1 2022
- Establish LIBOR **Remediation Strategy**
- Build LIBOR **Remediation Tracker** tool

Q2 2022
- Launch LIBOR **Remediation Tracker** tool
- **Train associates** on proactive remediation

Q3 2022
- Finalize monthly remediation **execution plan**
- **Begin proactive remediation** (amendments)

Q4 2022
- **Choose fallback index** for "Bank's Sole Discretion" fallback loans
- Complete most of proactive remediation

Q1 2023
- **Communicate fallbacks** to impacted customers
- Conduct systems testing for fallback

Q2 2023
- **Complete all proactive remediation**
- Preload fallbacks as necessary

June 30, 2023
- **Implement fallbacks**

REGIONS

61

Acquisitions exceeding expectations

GENERATING Consistent Sustainable Long-term Performance

1Q23	Ascentium Capital	EnerBank
Average Balances	$2.4B	$4.7B
Portfolio Yield	8.0%	7.2%
NCOs	1.25%	1.36%

Ascentium Capital[(1)]

Origination Growth

- 1Q23 origination growth is up 15% from 1Q22

Cross Marketing

- Contributing to growth are transactions originated through cross-marketing relationships with Commercial and Small Business Banking

NCOs

- 1Q 2023 net losses are up modestly from 4Q 2022, as charge-offs were low while recoveries remained strong in FY2022
- Expectation is for net losses to normalize, as customers face inflationary pressure and a rising interest rate environment

EnerBank[(2)]

Synergistic Opportunities

- Successful integration of EnerBank has led to a continued focus on growth and synergy opportunities

Strong Pipeline

- New contractor pipeline opportunities remain strong with key opportunities including HVAC and Windows

Production

- EnerBank 1Q23 production exceeded expectations as volumes remain strong

Credit

- Prime/Super-prime focus has resulted in strong credit performance; average FICO of 769 for 1Q23
- Through the cycle loss rate expectation is ~1.5% with current trends below those levels
- Credit losses peaked at 2.19% during the 2008 financial crisis

REGIONS 62

(1) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated February 27, 2020. (2) Key portfolio metrics were provided with the company's original acquisition announcement on Form 8-K dated June 8, 2021.

63 APPENDIX

First quarter 2023 highlights

GENERATING Consistent Sustainable Long-term Performance

Summary of first quarter results

($ amounts in millions, except per share data)	1Q23	QoQ Change	YoY Change
Net interest income	$ 1,417	1.1%	39.6%
Provision for (benefit from) credit losses	135	20.5%	475.0%
Non-interest income	534	(11.0)%	(8.6)%
Non-interest expense	1,027	1.0%	10.1%
Income before income taxes	789	(9.5)%	12.4%
Income tax expense	177	(5.3)%	14.9%
Net income	612	(10.7)%	11.7%
Preferred dividends	24	(4.0)%	NM
Net income available to common shareholders	$ 588	(10.9)%	12.2%
Diluted EPS	$ 0.62	(11.4)%	12.7%

Selected items impact

(amounts in millions, except per share data)		1Q23
Pre-tax adjusted items[1]:		
Branch consolidation, property and equipment charges	$	(2)
Securities gains (losses), net		(2)
Leveraged lease termination gains		1
Total pre-tax adjusted items[1]	$	(3)
Diluted EPS impact[2]	$	—
Additional selected items[3]:		
Provision (in excess of) less than net charge-offs	$	(52)
Capital markets income (loss) - CVA/DVA		(33)
Residential MSR net hedge performance		(3)

(1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. (3) Items impacting results or trends during the period, but are not considered non-GAAP adjustments. These items generally include market-related measures, impacts of new accounting guidance, or event driven actions.

NM - Not Meaningful

REGIONS 64

65 Management uses pre-tax pre-provision income (non-GAAP) and adjusted pre-tax pre-provision income (non-GAAP), as well as the adjusted efficiency ratio (non-GAAP) and the adjusted fee income ratio (non-GAAP) to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non- GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common stockholders’ equity and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to stockholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP information

66 Non-GAAP reconciliation Adjusted Net Charge-Offs and Ratio Year-Ended For the Quarter Ended ($ amounts in millions) 2022 12/31/2022 9/30/2022 6/30/2022 3/31/2022 Net loan charge-offs (GAAP) $ 263 $ 69 $ 110 $ 38 $ 46 Less: charge-offs associated with the sale of unsecured consumer loans 63 — 63 — — Adjusted net loan charge-offs (non-GAAP) $ 200 $ 69 $ 47 $ 38 $ 46 Net loan charge-offs as a % of average loans, annualized (GAAP) 0.29% 0.29% 0.46% 0.17% 0.21 % Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.22% 0.29% 0.19% 0.17% 0.21%

67 Non-GAAP reconciliation Adjusted AOCI for AFS plus HTM and Cash Flow Hedges ($ amounts in millions) 12/31/2022 Unrealized losses on securities transferred to held to maturity, after-tax (GAAP) $ (9) Unrealized gains (losses) on securities available for sale, after-tax (GAAP) (2,561) Unrealized gains (losses) on derivative instruments designated as cash flow hedges, after-tax (GAAP) (349) $ (2,919) Unrealized losses on held to maturity securities not recognized in OCI, after-tax (Non-GAAP) $ (37) Adjusted AOCI for AFS plus HTM and cash flow hedges, after-tax (Non-GAAP) $ (2,956)

68 Non-GAAP reconciliation Non-interest expense Twelve Months Ended December 31 ($ amounts in millions) 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: Contribution to Regions Financial Corporation foundation — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — (4) — — Loss on early extinguishment of debt — (20) (22) (16) — — (14) Salary and employee benefits—severance charges — (6) (31) (5) (61) (10) (21) Acquisition expense — — (1) — — — — Adjusted non-interest expense (non-GAAP) $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

Non-GAAP reconciliation

Pre-tax pre-provision income (PPI)

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions)	Quarter Ended 3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Net income available to common shareholders (GAAP)	**$ 588**	$ 660	$ 404	$ 558	$ 524	$ 414	$ 624	$ 748	$ 614	$ 588	$ 501	$ (237)
Preferred dividends (GAAP)	**24**	25	25	25	24	24	27	42	28	28	29	23
Income tax expense (GAAP)	**177**	187	133	157	154	103	180	231	180	121	104	(47)
Income (loss) before income taxes (GAAP)	**789**	872	562	740	702	541	831	1,021	822	737	634	(261)
Provision for (benefit from) credit losses (GAAP)	**135**	112	135	60	(36)	110	(155)	(337)	(142)	(38)	113	882
Pre-tax pre-provision income (non-GAAP)	**924**	984	697	800	666	651	676	684	680	699	747	621
Other adjustments:												
Securities (gains) losses, net	**2**	—	1	—	—	—	(1)	(1)	(1)	—	(3)	(1)
Gains on equity investment	**—**	—	—	—	—	—	—	—	(3)	(6)	(44)	—
Leveraged lease termination gains, net	**(1)**	—	—	—	(1)	—	(2)	—	—	—	—	—
Bank-owned life insurance	**—**	—	—	—	—	—	—	(18)	—	(25)	—	—
Insurance proceeds	**—**	(50)	—	—	—	—	—	—	—	—	—	—
Salaries and employee benefits—severance charges	**—**	—	—	—	—	1	—	2	3	26	2	2
Branch consolidation, property and equipment charges	**2**	5	3	(6)	1	—	—	—	5	7	3	10
Contribution to the Regions Financial Corporation foundation	**—**	—	—	—	—	—	—	1	2	10	—	—
Loss on early extinguishment of debt	**—**	—	—	—	—	—	20	—	—	14	2	6
Loss on pension settlement	**—**	—	—	—	—	—	—	—	—	—	—	—
Acquisition expenses	**—**	—	—	—	—	—	—	—	—	—	—	1
Professional, legal and regulatory expenses	**—**	—	179	—	—	15	—	—	—	—	—	7
Total other adjustments	**3**	(45)	183	(6)	—	16	17	(16)	6	26	(40)	25
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 927**	$ 939	$ 880	$ 794	$ 666	$ 667	$ 693	$ 668	$ 686	$ 725	$ 707	$ 646

NM - Not Meaningful

REGIONS 69

Non-GAAP reconciliation

NII, non-interest income/expense, and efficiency ratio

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended								
		3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022	1Q23 vs. 4Q22		1Q23 vs. 1Q22	
Non-interest expense (GAAP)	A	$ 1,027	$ 1,017	$ 1,170	$ 948	$ 933	$ 10	1.0 %	$ 94	10.1 %
Adjustments:										
Branch consolidation, property and equipment charges		(2)	(5)	(3)	6	(1)	3	60.0 %	(1)	(100.0)%
Professional, legal and regulatory expenses		–	–	(179)	–	–	–	NM	–	NM
Adjusted non-interest expense (non-GAAP)	B	$ 1,025	$ 1,012	$ 988	$ 954	$ 932	$ 13	1.3 %	$ 93	10.0 %
Net interest income (GAAP)	C	$ 1,417	$ 1,401	$ 1,262	$ 1,108	$ 1,015	$ 16	1.1 %	$ 402	39.6 %
Taxable-equivalent adjustment		13	13	12	11	11	—	NM	2	18.2 %
Net interest income, taxable-equivalent basis	D	$ 1,430	$ 1,414	$ 1,274	$ 1,119	$ 1,026	$ 16	1.1 %	$ 404	39.4 %
Non-interest income (GAAP)	E	$ 534	$ 600	$ 605	$ 640	$ 584	(66)	(11.0)%	(50)	(8.6)%
Adjustments:										
Securities (gains) losses, net		2	–	1	–	–	2	NM	2	NM
Leveraged lease termination gains		(1)	–	–	–	(1)	(1)	NM	–	NM
Insurance Proceeds		–	(50)	–	–	–	50	100.0 %	–	NM
Adjusted non-interest income (non-GAAP)	F	$ 535	$ 550	$ 606	$ 640	$ 583	(15)	(2.7)%	$ (48)	(8.2)%
Total revenue	C+E=G	$ 1,951	$ 2,001	$ 1,867	$ 1,748	$ 1,599	$ (50)	(2.5)%	$ 352	22.0 %
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,952	$ 1,951	$ 1,868	$ 1,748	$ 1,598	$ 1	0.1 %	$ 354	22.2 %
Total revenue, taxable-equivalent basis	D+E=I	$ 1,964	$ 2,014	$ 1,879	$ 1,759	$ 1,610	$ (50)	(2.5)%	$ 354	22.0 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,965	$ 1,964	$ 1,880	$ 1,759	$ 1,609	$ 1	0.1 %	$ 356	22.1 %
Operating leverage ratio (GAAP)	I-A									11.9 %
Adjusted operating leverage ratio (non-GAAP)	J-B									12.1 %
Efficiency ratio (GAAP)	A/I	52.3 %	50.5 %	62.3 %	53.9 %	57.9 %				
Adjusted efficiency ratio (non-GAAP)	B/J	52.2 %	51.6 %	52.6 %	54.2 %	57.9 %				
Fee income ratio (GAAP)	E/I	27.2 %	29.8 %	32.2 %	36.4 %	36.3 %				
Adjusted fee income ratio (non-GAAP)	F/J	27.2 %	28.0 %	32.2 %	36.4 %	36.2 %				

NM - Not Meaningful

REGIONS 70

71 Non-GAAP reconciliation Non-interest income Year Ended ($ amounts in millions) 2022 2021 2020 2019 2018 2017 2016 2015 2014 2013 2012 2011 Non-interest income (GAAP) $ 2,429 $ 2,524 $ 2,393 $ 2,116 $ 2,019 $ 1,962 $ 2,011 $ 1,937 $ 1,785 $ 2,096 $ 2,201 $ 2,226 Security (gains) losses, net 1 (3) (4) 28 (1) (19) (6) (29) (27) (26) (48) (112) Bank Owned Life Insurance - Adusted Items — (18) (25) — — — — — — — — — Leverage Lease Terminations Inc (1) (2) (2) (1) (8) (1) (8) (8) (10) (39) (14) (8) Loss on sale of mortgage loans — — — — — — — — — — — 3 Gain on sale of other assets — — — — — — — — — (24) — — Gain on sale of affordable housing residential mortgage loans — — — (8) — (5) (5) — — — — — Gains on equity investment — (3) (50) — — — — — — — — — Insurance proceeds (50) — — — — — (50) (91) — — — — Adjusted non-interest income (non- GAAP) $ 2,379 $ 2,498 $ 2,312 $ 2,135 $ 2,010 $ 1,937 $ 1,942 $ 1,809 $ 1,748 $ 2,007 $ 2,139 $ 2,109

72 Quarter Ended ($ amounts in millions) 3/31/2023 12/31/2022 9/30/2022 6/30/2022 3/31/2022 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders (GAAP) A $ 588 $ 660 $ 404 $ 558 $ 524 Average shareholders' equity (GAAP) $ 16,457 $ 15,442 $ 16,473 $ 16,404 $ 17,717 Less: Average intangible assets (GAAP) 5,977 5,996 6,019 6,034 6,043 Average deferred tax liability related to intangibles (GAAP) (103) (105) (104) (101) (100) Average preferred stock (GAAP) 1,659 1,659 1,659 1,659 1,659 Average tangible common shareholders' equity (non-GAAP) B $ 8,924 $ 7,892 $ 8,899 $ 8,812 $ 10,115 Less: Average AOCI, after-tax (3,081) (3,535) (2,213) (1,921) (379) Average tangible common shareholders' equity excluding AOCI (non- GAAP) C $ 12,005 $ 11,427 $ 11,112 $ 10,733 $ 10,494 Return on average tangible common shareholders' equity (non-GAAP) A/B 26.70% 33.20% 18.02% 25.40% 21.00 % Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) A/C 19.85% 22.91% 14.42% 20.85% 20.25 % Non-GAAP reconciliation Return on average tangible common shareholders' equity

73 Non-GAAP reconciliation Return on average tangible common shareholders' equity Year Ended ($ amounts in millions) 2022 2021 2020 2019 2018 2017 2016 2015 RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY Net income available to common shareholders A $ 2,146 $ 2,400 $ 991 $ 1,503 $ 1,695 $ 1,199 $ 1,099 $ 998 Average shareholders' equity $ 16,503 $ 18,201 $ 17,382 $ 16,082 $ 15,381 $ 16,665 $ 17,126 $ 16,916 Less: Average intangible assets 6,023 5,435 5,239 4,943 5,010 5,103 5,125 5,099 Average deferred tax liability related to intangibles (103) (99) (99) (94) (97) (148) (162) (170) Average preferred stock 1,659 1,658 1,509 1,151 820 820 820 848 Average tangible common shareholders' equity B $ 8,924 $ 11,207 $ 10,733 $ 10,082 $ 9,648 $ 10,890 $ 11,343 $ 11,139 Return on average tangible common shareholders' equity A/B 24.05% 21.42% 9.23% 14.91% 17.57% 11.01% 9.69% 8.96%

Non-GAAP reconciliation

Tangible Common Ratios

GENERATING Consistent Sustainable Long-term Performance

($ amounts in millions, except per share data)		As of and for Quarter Ended 3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
TANGIBLE COMMON RATIOS						
Shareholders' equity (GAAP)	A	$ 16,883	$ 15,947	$ 15,173	$ 16,507	$ 16,982
Less:						
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,971	5,982	6,005	6,028	6,040
Deferred tax liability related to intangibles (GAAP)		(104)	(103)	(105)	(104)	(101)
Tangible common shareholders' equity (non-GAAP)	B	$ 9,357	$ 8,409	$ 7,614	$ 8,924	$ 9,384
Less: AOCI, after-tax (GAAP)		(2,844)	(3,343)	(3,632)	(2,067)	(1,214)
Tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$ 12,201	$ 11,752	$ 11,246	$ 10,991	$ 10,598
Total assets (GAAP)	D	$ 154,135	$ 155,220	$ 157,798	$ 160,908	$ 164,082
Less:						
Intangible assets (GAAP)		5,971	5,982	6,005	6,028	6,040
Deferred tax liability related to intangibles (GAAP)		(104)	(103)	(105)	(104)	(101)
Tangible assets (non-GAAP)	E	$ 148,268	$ 149,341	$ 151,898	$ 154,984	$ 158,143
Less: AOCI, pre-tax (GAAP)		$ (3,812)	$ (4,481)	$ (4,871)	$ (2,772)	$ (1,629)
Tangible assets excluding AOCI (non-GAAP)	F	$ 152,080	$ 153,822	$ 156,769	$ 157,756	$ 159,772
Shares outstanding—end of quarter	G	935	934	934	934	933
Total equity to total assets (GAAP)	A/D	10.95 %	10.27 %	9.62 %	10.26 %	10.35 %
Tangible common shareholders' equity to tangible assets (non-GAAP)	B/E	6.31 %	5.63 %	5.01 %	5.76 %	5.93 %
Tangible common book value per share (non-GAAP)	B/G	$ 10.01	$ 9.00	$ 8.15	$ 9.55	$ 10.06
Tangible common shareholders' equity to tangible assests (non-GAAP), ex. AOCI	C/F	8.02 %	7.64 %	7.17 %	6.97 %	6.63 %

REGIONS 74

75 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • The impact of pandemics, including the COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Rising interest rates could negatively impact the value of our portfolio of investment securities. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • The effects of social media on market perceptions of us and banks generally. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. Forward-looking statements

76 • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as special FDIC assessments, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. Forward-looking statements (continued)

77 • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to achieve our expense management initiatives. • Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2022 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-looking statements (continued)

78 ®